TURBODYNE TARGETS $2.7 BILLION MARKET
                         FOR WATER AERATION AND HEATING
                     WITH THE INTRODUCTION OF ITS AQUAAIRTM


VENTURA, CA, June 27, 2007- Turbodyne Technologies, Inc. (TRBD-OTCBB, TUD-Frankfurt) announced today that it is developing a unique water heating and aeration solution based on its TurboFlow(TM) technology. The Turbodyne AquaAir(TM) system provides a cost-effective way to provide both heating and aeration to indoor and outdoor pools, ponds and boat slips.

According to CEO Al Case, "The AquaAir(TM) targets the market for cost-effective water aeration and heating. We estimate these markets at approximately $2.7 billion". The AquaAir(TM), is designed to both aerate and heat water. The design will be applied to boat slips, outdoor pools, aquariums and other projects where both aeration and/or heat are required.

The Turbodyne AquaAir(TM) is an extension the company's patented TurboPac(TM) and patent-pending TurboFlow(TM) air handling systems. The heart of the system is the high-performance, radial air compression system similar to the radial compressor used in turbocharging or supercharging internal combustion engines. By modifying the compressors, a unique "two-stage" air injection system can be optimized for cool or warm air which is directly injected into the water. In cold weather, heating isn't something you pay "extra" for. It is a natural byproduct of the radial compressor design.

With nearly 13 million boats in the US, and an estimated 500 thousand stored in-water in cold climates, and with nearly 1,000 cold-water coastal marinas and pylon-based boat tie-ups, the potential market for a more-cost effective, safer freeze prevention system approaches $1 billion. The estimated market for heating systems for new and retro fit installations for indoor and outdoor swimming pools is approximately $1.2 Billion. Retrofitting an estimated 5000 retention ponds with a more efficient aeration system represents a $500 million opportunity. The company's business model projects sales of approximately $30 million over the next 36 months.

Turbodyne is actively seeking distribution partners for the AquaAir(TM). More information on the AquaAir(TM), other Turbodyne products and distribution can be found at www.turbodyne.com

Contact:
Albert F. Case Jr.
805-201-3133
www.turbodyne.com
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ABOUT TURBODYNE TECHNOLOGIES, INC.

Turbodyne Technologies, Inc. (TRBD.OB) is a developer of patented electrically powered air movement and propulsion components that are engineered to promote lower fuel consumption and address higher emission standards for hybrid, gas and diesel internal combustion engines.

Their patented TurboPacTM design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines and increases fuel economy through both engine downsizing for hybrid, gas and diesel applications as well as low-rpm fuel burn optimization for diesel trucks and busses.

The TurboFlow(TM) design provides computer-controlled, variable high pressure, high volume air movement in a small, lightweight, low power package for a variety of applications from inflatable boat inflation and HVAC air movement to forced air induction for internal combustion engines.

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors in other reports the Company files with the SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.